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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
File by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Anacomp, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration No.:
	(3)	Filing Party:
	(4)	Date Filed:

ANACOMP® REPLAY NUMBER CHANGES FOR JANUARY 9, 2004 ANALYST CALL

        SAN DIEGO, CA—January 7, 2004—Anacomp, Inc. (OTC BB: ANCPA), a global provider of information outsourcing, maintenance support and imaging and print solutions, today announced that it has changed the telephone replay number printed in the press release dated Tuesday, January 6, 2004. The Company announced that it will host a conference call for the investment community on January 9, 2004 to discuss the results of its fourth quarter ended September 30, 2003. The conference call, which will begin at 8:30 a.m. PST, may be accessed at 1-888-469-1278, Leader: Jeff Cramer, Passcode: Q4 Analyst Call. The conference call replay number will be 1-800-873-3751, Passcode 1904. It will replay from January 12, 2004 until January 21, 2004 5:00 p.m. PST.

About Anacomp

        Anacomp, Inc. provides comprehensive information outsourcing, maintenance support, and imaging and print solutions to more than 7,000 businesses and organizations. Founded in 1968 and headquartered in San Diego, Anacomp offers a full range of solutions for the secure capture, production, presentation, retrieval and archive of critical business documents, as well as professional services for mass storage, computing and networking equipment. For more information, visit Anacomp's web site at www.anacomp.com.

        Contact: Linster W. Fox, Anacomp Executive Vice President and Chief Financial Officer, (858) 716-3609 or lfox@anacomp.com

FORWARD LOOKING STATEMENTS

        This news release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including statements relating the Company's plans regarding managing revenue generation and costs in changing environments. These forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results to be different materially from those contemplated by the forward-looking statements. Such risks, uncertainties and other important factors include: the declining trend in the micrographics and CD market and other industry trends in the Web or Multi-Vendor Service businesses; competition; raw material costs and availability; currency fluctuations; the loss of any significant customers; changes in business strategy or development plans; and general economic and business conditions. These and other factors are discussed in greater detail in Anacomp's Annual Report on Form 10-K and other filings with the SEC.

INFORMATION REGARDING PARTICIPANTS AND ADDITIONAL INFORMATION

        Information regarding persons who may be deemed to be participants in the solicitation of proxies on behalf of Anacomp in connection with the 2004 Annual Meeting of Stockholders has been filed by Anacomp with the Securities and Exchange Commission on Schedule 14A.

        Investors are urged to read Anacomp's Proxy Statement and additional solicitation materials when they become available and other relevant documents filed with the SEC by Anacomp because they will contain important information.

        Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Anacomp will be available free of charge by contacting Anacomp, Inc., 15378 Avenue of Science, San Diego, California, 92128, (858) 716-3614.

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Anacomp's news releases are distributed through PRNewswire and can be accessed via the Internet (www.anacomp.com or www.prnewswire.com).

Anacomp and docHarbor are registered trademarks of Anacomp, Inc.

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ANACOMP® REPLAY NUMBER CHANGES FOR JANUARY 9, 2004 ANALYST CALL
FORWARD LOOKING STATEMENTS
INFORMATION REGARDING PARTICIPANTS AND ADDITIONAL INFORMATION